EXHIBIT 16.1




October 17, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4 of Form 8-K/A dated October 17, 2003, of ACNB Corporation and are in agreement with the statements contained in the paragraphs.

Sincerely,

/s/ Stambaugh Ness, PC